1995 STOCKHOLDERS AGREEMENT


    This 1995 Stockholders Agreement, dated as of December 22, 1995, is among Casella Waste Systems, Inc., a Delaware corporation (the"Company"), Norwest Equity Partners V ("NEP"), Weston Presidio Capital II, L.P. ("WPC"), BCI Growth III, L.P. ("BCI"), North Atlantic Venture Fund, L.P. ("NAVF"), Vermont Venture Capital Fund, L.P. ("VVCF"), FSC Corp., Prudential Securities Incorporated, Thomas S. Shattan (collectively, and together with their permitted successors and assigns, the "Investors"), and the stockholders whose names appear on the signature page hereof. The parties agree as follows:

1.  CERTAIN DEF1NITIONS.

    1.1. "Acceptance Period" is defined in Section 2.4(a).

    1.2. "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall include (a) any Person who is an officer, director or beneficial holder of at least 10 % of the outstanding capital stock of the Company (or other specified Person), (b) any Person of which the Company (or other specified Person) or an officer of the Company shall, directly or indirectly, either beneficially own at least 10% of the outstanding equity securities or constitute at least a 10% participant, and (c) in the case of a specified Person who is an individual, Members of the Immediate Family of such Person.

    1.3. "BCI" is defined in the preamble.

    1.4. "Bohlig Trusts" means the Blake Elizabeth Bohlig Trust and the Christopher James Bohlig Trust, Edward V. Schwiebert, Trustee.

    1.5. "By-laws" means all written rules, regulations, procedures and by-laws and all other similar documents, relating to the management, governance or internal regulation of a Person other than an individual, or interpretive of the Charter of such Person, each as from time to time amended or modified.

    1.6. "Casella Trusts" means the Lauren Elizabeth Casella Trust, the Michael Anthony Casella Trust, the John William Casella H, Trust, the Stephanie Leigh Casella Trust, the Elizabeth Ashley Casella Trust, and the Robert Livingstone Casella Trust, Harry R. Ryan, Esq. Trustee and the Kristen Ann Casella Trust and the Joseph Anthony Casella Trust, Matthew and Karen Potter, Trustees.


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    1.7. "Charter" means the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other charter of any Person other than an individual, each as from time to time amended or modified.

    1.8. "Code" means the federal Internal Revenue Code of 1986 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rules or regulation, any successor section thereof, collectively and as from time to time amended and in effect.

    1.9. "Common Stock" means the Company's Class A Common Stock, $0.01 par value.

    1.10. "Company" is defined in the preamble.

    1.11. "Company Acceptance Notice" is defined in Section 2.4(a).

    1.12. "Company Acceptance Period" is defined in Section 2.4(a).

    1.13. "Contractual Obligation" means, with respect to any Person, any contracts, agreements, deeds, mortgages, leases, licenses, other instruments, commitments, undertakings, arrangements or understandings, written or oral, or other documents, including any document or instrument evidencing indebtedness, to which any such Person is a party or otherwise subject to or bound by or to which any asset of any such Person is subject.

    1.14. "Covered Stockholders" means John W. Casella, Douglas R. Casella, the Casella Trusts and their permitted successors and assigns, but in no event including the Investors.

    1.15. "Distribution" means (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Company, any of its Subsidiaries or other specified Person, other than dividends payable solely in shares of the common stock of the payor; (b) the purchase, redemption or other retirement of any shares of any class of capital stock of the Company, any of its Subsidiaries or other specified Person directly, or indirectly through a Subsidiary or otherwise; or (c) any other distribution on or in respect of any shares of any class of capital stock of the Company, any of its Subsidiaries or other specified Person.

    1.16. "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor statute and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereof, collectively and as from time to time amended and in effect.


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    1.17. "Exchange Agreements" means the 1993 Exchange and Repurchase Agreement and the 1994 Exchange and Repurchase Agreement, each dated as of December 22, 1995, among the Company and the noteholders of the Company named therein.

    1.18. "GAAP" means generally accepted accounting principles, as in effect from time to time, applied on a basis consistent with that used in preparation of the financial statements referred to in Section 5.2(a).

    1.19. "Investor" is defined in the preamble.

    1.20. "Investor Securities" means the Preferred Stock and the Warrants, together with any securities issued with respect thereto, upon exercise, conversion or transfer thereof or in exchange therefor, including the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants.

    1.21. "Legal Requirement" means any federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation or any final order, judgment or decree of any court, arbitrator, tribunal or governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing.

    1.22. "Management Stockholders" means each of the Stockholders specified as a Management Stockholder on Schedule A, but only so long as such Management Stockholder or the Settlor of any trust that is a Management Stockholder remains an employee of the Company or one of its Subsidiaries.

    1.23. "Material Adverse Effect" means a material adverse effect upon the business, assets, financial condition or income of the Company and its Subsidiaries on a consolidated basis.

    1.24. "Material Event Notice" is defined in Section 5.2(d).

    1.25. "Members of the Immediate Familv" as applied to any individual, means each parent, spouse, child, brother, sister or the spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons.

    1.26. "NAVF" is defined in the preamble.

    1.27. "Notice of Intention to Sell" is defined in Section 2.4(a).

    1.28. "NWI" means National Waste Industries, Inc.


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    1.29. "Other Stockholders" means Stephen W. Houghton, Richard H. Lindgren,
Robert J. Lynch, Jr., the Ryan Trust, John F. Chapple, Marcia DeRosia, and NWI.

    1.30. "Person" means an individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization and any governmental department or agency or political subdivision.

    1.31. "Preferred Director" means the directors designated by BCI, VVCF, NAVF and the holders of Series D Preferred Stock pursuant to Section 4.1 and, after a Remedy Event, Section 4.3.

    1.32. "Preferred Stock" means the Company's Series A, B and D Convertible Preferred Stock, par value $0.01 per share.

    1.33. "Principal Holder" means each original holder of Preferred Stock and any permitted transferee of such original holder who holds 20% or more of the Investor Securities held by the original holder on the date hereof.

    1.34. "Purchase Agreement" means the Preferred Stock Purchase Agreement dated as of December 22, 1995, as from time to time in effect, among the Company and the Investors named therein.

    1.35. "Purchase Price" is defined in Section 2.4(a).

    1.36. "Qualified Offering" is defined in Section C.5(a) of Article Fourth of the Company's Amended and Restated Certificate of Incorporation.

    1.37. "Registration Rights Agreement" means the 1995 Registration Rights Agreement dated as of December 22, 1995, as from time to time in effect, among the Company and the stockholders named therein.

    1.38. "Rejection Notice" is defined in Section 2.4(a).

    1.39. "Related Agreements" is defined in Section 4.1 of the Purchase Agreement.

    1.40. "Repurchase Agreement" means the 1995 Repurchase Agreement among the Company and the Warrantholders named therein.

    1.41. "Remedy Event" is defined in Section 4.5.

    1.42. "Required Holders" means the holders at the relevant time (excluding the Company or any of its Subsidiaries) of a majority or more of the voting power of


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all Investor Securities of all classes (calculated to give effect to the conversion of all Preferred Stock that is convertible into Common Stock and the exercise of all Warrants) voting together as a single class.

    1.43. "Ryan Trust" means Jane O'Neill Ryan, Thomas R. Ryan, Daniel C. Crane and Harry R. Ryan III, Trustees U/T/A dated March 17, 1994, Harry R. Ryan, III, Settlor.

    1.44. "SBA" means the Small Business Administration.

    1.45. "SBIC" means a small business investment company licensed by the SBA pursuant to the Small Business Investment Act.

    1.46. "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended or both.

    1.47. "Securities" means (i) all shares of any class of capital stock of the Company owned by any Stockholder or Other Stockholder, (ii) all Warrants and
(iii) all shares of capital stock or warrants issued with respect to, in exchange for or upon conversion of any such Shares or Warrants.

    1.48. "Selling Stockholder" means a Stockholder selling Securities under
Section 2 or Shares under Section 3.

    1.49. "Shares" means (i) all shares of any class of capital stock of the Company owned by any Stockholder or Other Stockholder (other than Series A, B or C Preferred Stock), (ii) all Warrants and (iii) all shares of capital stock or warrants issued with respect to, in exchange for or upon conversion of any such Shares or Warrants.

    1.50. "Stockholders" means the Management Stockholders, the Covered Stockholders and the Investors, but in no event including the Other Stockholders.

    1.51. "Stockholder Notice of Election" is defined in Section 2.4(a).

    1.52. "Subject Securities" is defined in Section 2.4(a).

    1.53. "Transfer" means sell, assign, encumber, pledge, hypothecate, give away or dispose of or transfer in any other manner, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process, divorce decree, property settlement, bankruptcy or otherwise.

    1.54. "VVCF" is defined in the preamble.


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    1.55. "Warrants" means the common stock purchase warrants issued to certain
Investors dated July 26, 1993 and May 25, 1994.

2.  TRANSFER RESTRICTIONS AND PURCHASE RIGHTS.

    2.1. Transfers of Securities. No Stockholder nor any Other Stockholder shall Transfer any Securities or allow the power to vote Securities to be exercised by any other Person (except through ordinary proxies, revocable at the option of such Stockholder or Other Stockholder), except that a Stockholder or Other Stockholder may make a Transfer as permitted under this Section 2 and, if applicable, Section 3. Notwithstanding anything in this Agreement to the contrary, no Stockholder or Other Stockholder (or permitted transferee of a Stockholder or Other Stockholder) may Transfer Securities to a Person (other than a Stockholder or Other Stockholder) in a business similar to that engaged in by the Company; provided, however, that, subject to Section 9.4 below, an Investor may Transfer Securities to any such competitor if there shall have occurred and be continuing a Remedy Event.

    2.2. Right of First Offer with respect to Stockholders. No Stockholder shall Transfer any Securities to any Person (other than pursuant to Section 2.3) unless such Selling Stockholder first gives the Company (and the Investors for purposes of compliance with Section 3) written notice of its intent to Transfer such Securities (the "Offer Notice"), which notice shall set forth the number of Securities to be Transferred. The Company may offer to purchase all (but not less than all) of the Securities specified in the Offer Notice by delivery of a written offer (the "Offer"), which Offer shall specify the price and terms on which the Company proposes to purchase the Securities, to the Selling Stockholder as soon as practical but in any event within 15 days after the delivery of the Offer Notice. The Company shall also send a copy of the Offer to the Investors. Upon receipt of the Offer, the Selling Stockholder may elect (i) to sell to the Company all of the Securities specified in the Offer Notice at the price and on the terms specified in the Offer or (ii) to market and sell the Securities to other potential purchasers for a period of 150 days following the date of receipt; provided, however, that the Selling Stockholder shall not sell any Securities to other potential purchasers during such 150 day period at a price or otherwise on terms equal to or less favorable to the Selling Stockholder than the price and terms set forth in the Offer. If the Company shall fail to elect to purchase all of the Securities it has the right to purchase under this Section 2.2, each Stockholder and Other Stockholder shall have the right and option to elect to purchase, at the price and terms specified in the Offer, a number of the Securities equal to the product obtained by multiplying the Securities by a fraction, the numerator of which is the number of Securities held by such Stockholder or Other Stockholder (assuming the conversion and exercise of all Securities into Common Stock) and the denominator of which is the aggregate number of Securities owned by all Stockholders or Other Stockholders. Each Stockholder or Other Stockholder making such election shall give written notice to the Company and the Selling Stockholder of its interest in


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purchasing Securities under this Section 2.2 within fifteen (15) days after the earlier of the expiration of the 150 day period or the rejection by the Company of the Offer. Each Stockholder or Other Stockholder shall also have the option to purchase on a similar basis any Shares not purchased by other Investors.

    2.3. Certain Permitted Transfers.

         (a) Transfers to Immediate Familv. Any Stockholder or Other Stockholder may Transfer his Securities to Members of the Immediate Family of such Stockholder or Other Stockholder so long as each transferee executes a counterpart of this Agreement as a Stockholder and, in the case of a transfer by a Covered Stockholder, a Covered Stockholder.

         (b) Public Offering. A Stockholder or Other Stockholder may sell any Securities in a public offering registered under the federal Securities Act of 1933, as amended, or, following a public offering, in a transaction permitted by Rule 144 thereunder.

         (c) Investors. Any Investor may transfer Securities to an Affiliate of such Investor so long as each transferee executes a counterpart of this Agreement as a Stockholder and an Investor.

         (d) Pledges by Other Stockholders. Any Other Stockholder may transfer Securities owned by such Other Stockholder by a pledge which creates a mere security interest in the Securities; provided however that the pledgee thereof shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Other Stockholder making such pledge.

    2.4. Right of First Offer with respect to Other Stockholders.

         (a) If any Other Stockholder (the "Selling Stockholder") shall desire at any time to Sell any of its Securities, and shall receive a bona fide purchase offer therefor or the terms of a potential bona fide purchase offer therefor (such offers being hereinafter referred to as a "Purchase Offer"), then the Selling Stockholder shall promptly deliver a notice of intention to sell (a "Notice of Intention to Sell") to the Company, each Stockholder and each remaining Other Stockholder setting forth the Securities to be sold (the "Subject Securities") and the terms and conditions of such Purchase Offer, which shall be for cash or obligations to pay cash. The Company shall have the right and option, for a period of 15 days after receipt of the Notice of Intention to Sell (the "Company Acceptance Period"), to elect to purchase, at a price and on the terms and conditions stated in the Notice of Intention to Sell, all but not less than all of the Subject Securities. The Company shall give written notice of its


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             election to purchase (a "Company Acceptance Notice") or not to purchase (a "Rejection Notice") to the Selling Stockholder, each Stockholder and each remaining Other Stockholder prior to the expiration of the Company Acceptance Period. If the Company shall fail to elect to purchase all of the Subject Securities in accordance with the provisions of this paragraph (a), each Stockholder and each remaining Other Stockholder shall have the right and option to elect to purchase, at the price and on the terms stated in the Notice of Intention to Sell, a number of the Subject Securities equal to the product obtained by multiplying the Subject Securities by a fraction (x) the numerator of which is equal to the number of Securities (assuming full conversion and exercise into Common Stock) at the time owned by such Stockholder or Other Stockholder and (y) the denominator of which is equal to the aggregate number of Securities (assuming full conversion and exercise into Common Stock) at the time owned by all Stockholders and all Other Stockholders. Each Stockholder and each Other Stockholder making such election shall give written notice (a "Stockholder Notice of Election") to the Selling Stockholder, to each Stockholder, each Other Stockholder and to the Company within fifteen (15) days after the earlier of the expiration of the Company Acceptance Period or the receipt by such Stockholder of a Notice of Rejection, as the case may be (the "Acceptance Period"). Each Stockholder and each Other Stockholder shall also have the option, exercisable by so specifying in the Stockholder Notice of Election, to purchase on a pm rata basis similar to that described above any remaining Subject Securities not purchased by Stockholders or Other Stockholders, in which case the Stockholders or Other Stockholders exercising such further option shall be deemed to have elected to purchase such remaining Subject Securities on such pro rata basis.

         (b) If effective acceptances shall not be received pursuant to paragraph (a) above in respect of all the Subject Securities, then the Selling Stockholder may, at its election, either: (i) sell to the Stockholders and remaining Other Stockholders pursuant to their elections and sell any remaining Subject Securities to one or more outside purchasers on terms not more favorable to such purchaser(s) than those stated in the Notice of Intention to Sell; or (ii) rescind its Notice of Intention to Sell, which rescission shall be effected by notice in writing delivered to each Stockholder and each Other Stockholder that shall have elected to purchase and to the Company within ten (10) days after expiration of the Acceptance Period, and keep all (but not less than all) of its Subject Securities. Any outside purchaser must purchase no more than sixty
             (60) days after the end of the Acceptance Period.

    2.5. Closing on Stock Sales. The purchase of the Securities by the Company under Section 2.2 shall occur at a closing on the date specified in the Offer, which date shall be no fewer than 30 nor more than 45 days after the date on which the Selling Stockholder receives the Offer. The purchase of the Subject Securities by the


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Company under Section 2.4 shall occur at a closing on the date specified in the
Company Acceptance Notice, which date shall be no fewer than 30 nor more than 45 days after the date on which the Selling Stockholder receives the Company Acceptance Notice. At the closing (under either Section 2.2 or 2.4), the Company shall pay the purchase price in the form and amount specified in the Offer to the order of the Selling Stockholder. Certificates for the Securities to be purchased, duly endorsed or accompanied by duly executed stock powers, in each case with signatures guaranteed, shall be delivered at the closing by the Selling Stockholder.

    2.6. Sale of Warrants. In the event that the sale of Securities involves a sale of Warrants, each such Selling Stockholder may deliver to the Company as its agent, the Warrants for the issuance of Securities and executed subscription forms specifying the number of Securities that Selling Stockholder elects to receive upon exercise and sell under Section 2. The Selling Stockholder shall tender payment therefor, or, at its option, specify that payment shall be made out of the proceeds of the sale of Securities to the purchaser, and the Company shall be authorized to sell the Securities to the purchaser on such Selling Stockholder's behalf; provided, however, that the Selling Stockholder directs in writing that payment of the proceeds in an amount equal to the exercise price be made directly to the Company. Any unexercised portion of the Warrants shall be returned to the Selling Stockholder.

3. TAG-ALONG RESTRICTIONS. A Covered Stockholder may sell any Shares in accordance with Section 2.2 to any other Person (the "Proposed Buyer") only if such Covered Stockholder complies with the terms set forth in this Section 3.

    3.1. Offer. A notice (the "Tag-Along Notice") shall be delivered by the Selling Stockholder to each Investor and each Other Stockholder at least 30 days prior to the date of any Proposed Sale (as defined below). The Tag-Along Notice shall include:

         (a) A copy of a bona fide offer from the Proposed Buyer, which shall set forth the material terms of the proposed sale, including the number of Shares proposed to be purchased, the purchase price, the name and address of the Proposed Buyer and the other principal terms of the proposed transaction (the "Proposed Sale");

         (b) An offer by the Selling Stockholder to include in the Proposed Sale to the Proposed Buyer, at the option of each Investor and each Other Stockholder, that number of Shares as is determined in accordance with
    Section 3.2, on the same terms and conditions as the Selling Stockholder shall sell his Shares; and


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         (c) An agreement from the Proposed Buyer to purchase from the Investors and the Other Stockholders such number of Shares as shall be includable in such Proposed Sale pursuant to Section 3.2.

    3.2. Time and Manner of Exercise. If any of the Investors or Other Stockholders desires to accept the offer contained in the Tag-Along Notice, he or it shall notify the Selling Stockholder in writing within 20 days after receipt of the Tag-Along Notice. If an Investor or Other Stockholder has not accepted such offer in writing, he or it shall be deemed to have waived all rights with respect to the Proposed Sale. Any acceptance of the offer contained in the Tag-Along Notice shall be irrevocable except as hereinafter provided. Each Investor and Selling Stockholder who has elected to participate in such Proposed Sale shall be entitled to sell in the Proposed Sale, on the same terms and conditions as the Selling Stockholder (treating any Shares that are Preferred Stock and Warrants as if they had been converted into or exercised for Common Stock), such number of its Shares equal to the number (rounded to the nearest whole share) of all Shares to be included in the Proposed Sale times a fraction, the numerator of which is the total number of Shares held by such Investor or Other Stockholder (on an as-converted or as-exercised basis) immediately before the Proposed Sale and the denominator of which is the sum of the total number of Shares held by all Investors and Selling Stockholders who exercised their rights under this Section 3 plus the total number of Shares held by the Selling Stockholder immediately before the Proposed Sale.

    3.3. Time and Manner of Closing. Each of the Investors and Other Stockholders participating in any Proposed Sale shall take such actions and execute such documents and instruments as shall be reasonably necessary in order to consummate the Proposed Sale expeditiously on the same terms as the Selling Stockholder. If at the end of 180 days following the date on which the Tag-Along Notice was given the Selling Stockholder has not completed the Proposed Sale in accordance with the terms hereof, the Investors and Other Stockholders shall be released from their obligations hereunder. At the closing of any sale under this
Section 3.3, each Investor and Other Stockholder shall deliver certificates representing the Shares to be sold by it, duly endorsed for transfer and (if requested in writing by the Proposed Buyer) with signature guaranteed, and with any stock transfer tax stamps affixed, against delivery of the applicable purchase price. Any shares sold to the Proposed Buyer in accordance with this
Section 3.3 shall no longer be subject to this Agreement.

4.  VOTING AGREEMENT.

    4.1. Board Representation. Each Stockholder agrees (a) to vote its Shares to fix the number of directors at nine until a Remedy Event occurs and thereafter to fix the number of directors at the number contemplated by Section 4.3 and (b) to vote all Shares owned by such party (i) to elect as directors, three persons nominated by the


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Covered Stockholders, which persons shall initially be John W. Casella, Douglas
R. Casella and James W. Bohlig, (ii) to elect as a director a person designated by BCI, so long as BCI holds Investor Securities, which person shall initially be Donald P. Remey, (iii) to elect as a director a person designated jointly by NAVF and VVCF, so long as each holds Investor Securities, which person shall initially be Gregory B. Peters, (iv) to elect as a director a person designated by the holders of a majority of the shares of Series D Preferred Stock, which person shall initially be Michael F. Cronin, (v) to elect as a director a person designated by NWI, which person shall initially be C. Andrew Russell; provided; however, that if NWI shall fail to designate such a person, the Required Holders may designate a person to fill such position; (vi) to elect as directors two independent representatives, one of which shall be designated by the Covered Stockholders and one of which shall be designated by a majority of the eight directors designated pursuant to this Section 4.1, which person shall initially be John F. Chapple, provided, however, that no independent representative shall be an Affiliate of either the Company, any of the Required Holders or the Management Stockholders and (vii) after a Remedy Event has occurred, to elect as additional directors of the Company such persons nominated by the Investors as is contemplated by Section 4.3 and to continue to vote for such persons (or any successors nominated by the Investors, as the case may be) as directors of the Company until the Remedy Event is cured.

    4.2. Votes Per Share: Notices; Record holders of Preferred Stock shall be entitled to notice of any stockholders' meeting or solicitation of stockholders' consents in the manner provided in the Bylaws of the Company for general notices.

    4.3. Election after Remedv Event. Upon the occurrence and during the continuation of any Remedy Event (as defined in Section 4.5), then, upon notice to the Company given by the Required Holders, the number of directors shall be increased to thirteen and the Required Holders shall have the right to designate four directors in addition to the persons designated in clauses (ii),
(iii), and (iv) of Section 4.1 above. Following the rectification or cure of the Remedy Event, whereupon such right of the Required Holders to elect a majority of the Board of Directors of the Company as set forth above shall cease, (and the maximum number of directors shall be reduced to nine and shall be designated pursuant to Section 4.1 above), subject to being again revived from time to time upon the reoccurrence of the conditions above described.

    4.4. Tenure. Each Preferred Director shall serve for a term of the lesser of
(a) one year and until such Preferred Director's successor is elected and qualified, or (b) until the right to elect such Preferred Director ceases (at which time such Preferred Director will be deemed to be removed). So long as the holders of Preferred Stock are entitled to elect Preferred Directors, any vacancy in the position of a Preferred Director may be filled only by vote of the holders of a majority of the shares of the series of Preferred Stock entitled to vote for such Preferred Director. A


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Preferred Director may, during such Preferred Director's term of office, be removed at any time, with or without cause, only by the affirmative vote of the holders of record of a majority of the outstanding shares of Preferred Stock of the respective series.

    4.5. Remedy Event. The term "Remedy Event" shall mean the occurrence and continuance of any of the following events for a period exceeding 150 days (unless otherwise specified below) after written notice of the occurrence of such event has been furnished to the Company:

         (a) The Company shall fail to make any payment in respect of dividends declared on any shares of Preferred Stock.

         (b) (Capitalized terms used in this Section 4.5(b) and in Section 4.5(d) and not otherwise defined shall have the meanings set forth in the Amended and Restated Certificate of Incorporation). If at any time after December 31, 2000, a Series D Holder delivers a Series D Put Notice, the Company shall fail to pay (i) any quarterly installment payment in respect of shares of Series D Preferred Stock representing one-eighth of the Series D Liquidation Amount, plus, in the case of a holder that selects the Interest Option, interest thereon at a rate equal to 15% per annum on the Series D Liquidation Amount or (ii) by the expiration of the seven quarters commencing on the Series D Put Closing Date, the full amount of the Series D Purchase Price, plus, in the case of a holder that selects the Interest Option, interest at a rate of 15% per annum on the Liquidation Amount and prime plus two percent per annum on the amount of the Series D Purchase Price in excess of the Series D Liquidation Amount.

         (c) (Capitalized terms used in this Section 4.5(c) and not otherwise defined shall have the meanings set forth in the Repurchase Agreement). If at any time after December 31, 2000, any Holder shall deliver a Put Notice, the Company shall fail to pay (i) any quarterly installment payment in respect of Put Securities that are Warrant Shares representing one-eighth of the Initial Investment Amount, plus, in the case of a Holder that selects the Interest Option, interest thereon at a rate of 15% per annum on the Initial Investment Amount or (ii) by the expiration of the seven quarters commencing on the Put Closing Date, the full amount of the Purchase Price (determined in accordance with Section 2 of the Repurchase Agreement) for the Put Securities, plus, in the case of a Holder that selects the Interest Option, interest thereon (at the rates specified in Section 3(b) of the Repurchase Agreement).

         (d) (Unless otherwise noted, capitalized terms used in this Section 4.5(d) and not otherwise defined shall have the meanings set forth in the Repurchase Agreement). If at any time after December 31, 2000, upon the delivery of a Put Notice by the Holders of the Warrants pursuant to the Repurchase Agreement, the Company shall fail to pay the full amount of the Series C Redemption Price (as defined in the Amended and Restated Certificate of Incorporation) together with the required interest thereon within 180 days after the Put Closing Date (as defined in the Repurchase Agreement).

         (e) The Management Stockholders shall have known or, in the exercise of reasonable diligence and inquiry, should have known, that the Company was not in compliance in all material respects with all applicable Environmental Laws (as defined in the Purchase Agreement) at the date hereof.

         (f) The Company shall fail to issue the requisite number of shares of Common Stock upon the conversion by the holders thereof of the Preferred Stock or upon exercise of the Warrants.

         (g) The Company or any Subsidiary or Subsidiaries owning an aggregate of at least 50% of the consolidated assets or contributing over the past fiscal year an aggregate of at least 50% of the consolidated cash flow shall:

             (i) commence a voluntary case under Title 11 of the United States as from time to time in effect, or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

             (ii) have filed against it a petition commencing an involuntary case under such Title 11;

             (iii) seek relief as a debtor under any applicable law, other than such Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors of the Company generally, or consent to or acquiesce in such relief;

             (iv) have entered against it any order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

             (v) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property.

         (h) John W. Casella shall cease for any reason to be the Chief Executive Officer of the Company and James W. Bohlig shall cease for any reason to be the Chief Operating Officer of the Company and replacements reasonably satisfactory to the Required Holders shall not be in place within nine months from the date on which the later to depart of Mr. Casella and Mr. Bohlig ceases to hold his office.

    4.6. Voting. As to any matter on which holders of Common Stock of the Company are entitled to vote their shares in accordance with the Company's Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law, other than the election of directors, which is governed by the above paragraphs of this Section 4, the Company shall be responsible for first obtaining indications of voting preferences from each Stockholder and Other Stockholder, each of which will be entitled to state a preference as to the number of shares of Common Stock that he then holds or that he has the right to acquire upon exercise or conversion of Shares that are not Common Stock. The Company shall notify each Stockholder and Other Stockholder of respective percentages, based on the aggregate number of shares of Common Stock as to which preferences can be stated, that were in favor of the matter, that were against the matter, that abstained from voting, and that did not vote. Except as otherwise required by law, each Stockholder and Other Stockholder that holds of record shares of Common Stock entitled to vote on any matter as to which a preference has been stated agrees to votes his shares in accordance with the percentages determined by the Company from the foregoing process. In connection with any matters as to which a vote of the Preferred Stock, voting as a single class, is required, the Company shall obtain such preferences only from Stockholders and Other Stockholders who hold Preferred Stock.

5. COVENANTS. The Company covenants that it will comply, and will cause each of its Subsidiaries to comply, with the following provisions:

    5.1. Covenants Relating to the Company's Board of Directors.

         (a) Board of Directors. The Board of Directors of the Company shall meet at least once each fiscal quarter and each original holder of Preferred Stock so long as it holds Investor Securities originally purchased at an aggregate cost of at least $1,000,000 shall be notified at least 10 days in advance of such regular meetings of the Board of Directors and each such original holder shall have the right to have a representative attend all such meetings in a nonvoting observer capacity. The Board of Directors shall establish and maintain an Audit Committee and a Compensation Committee, on each of which committees there shall be at least one Preferred Director and persons who are not employees of the Company shall constitute a majority of the members.

         (b) Directors Expenses. The Company will pay all direct out-of-pocket expenses reasonably incurred by any Preferred Director in attending each meeting of the Board of Directors, or any committee thereof. All other Director fees and incentives shall be subject to the approval of a majority of the Board of Directors, which majority shall include a majority of the Preferred Directors.

         (c) Indemnity. The Company and each of its Subsidiaries will adopt and maintain in their respective Charter or Bylaws provisions indemnifying the directors of each such Person to the fullest extent permitted by applicable law.

    5.2. Information and Reports to be Furnished to Principal Holders. The Company and its Subsidiaries will maintain a system of accounting in which correct and complete entries will be made of all dealings and transactions in relation to their business and affairs in accordance with GAAP. The Company's internal financial control systems will at all times be reasonably satisfactory to the Required Holders. The Company will furnish the following information to each Principal Holder (except as otherwise provided below):

         (a) Annual Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the audited consolidated statements of income, stockholders' equity and cash flows for such year of the Company and its Subsidiaries, together with the consolidated figures for the preceding fiscal year, if any (all in reasonable detail), such statements being accompanied by the reports thereon of independent certified public accountants, reasonably satisfactory to the Required Holders, to the effect that such consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Company and its Subsidiaries as of the dates specified and the results of their operations and changes in financial position with respect to the periods specified.

         (b) Certificate of Chief Financial Officer. As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, the Company shall deliver a certificate of the Chief Financial Officer of the Company to the effect that the Company and its Subsidiaries have complied with all restrictive covenants contained in Sections 5.4 and 5.5.

         (c) Monthly Reports. As soon as practicable, and in any event within 30 days after the end of each calendar month, the financial statements of the Company and its Subsidiaries as of the end of such month in the form customarily prepared by management for internal use, together with a discussion and analysis of the Company's financial condition and results of operations as of and for such period.

         (d) Notice of Litigation, Defaults. etc. The Company will promptly give written notice to each Principal Holder of (i) any litigation or any administrative proceeding to which it or any of its Subsidiaries may hereafter become a party which after giving effect to applicable insurance may result in a charge against income in excess of $50,000, (ii) any resignation of or other change in senior management of the Company or any serious illness of any member of such senior management, and (iii) any credible offers to purchase a majority (or greater) interest in the Company (whether by means of purchase of securities or assets or otherwise). The Company will promptly, and in any event within seven days after any officer of the Company or any of its Subsidiaries obtains knowledge of any material default by the Company under this Agreement, any other Related Agreement or any other Contractual Obligation, furnish notice to each Principal Holder specifying the nature of the material default and stating the action the Company has taken or proposes to take with respect thereto. Promptly after the receipt thereof, the Company will furnish to each Principal Holder copies of any reports as to adequacies in accounting controls submitted by independent accountants. Any notice containing the information contemplated by this Section 5.2(d) is referred to herein as a "Material Event Notice".

         (e) Other Information. From time to time upon the reasonable request of any Principal Holder, the Company will furnish to any such Principal Holder such information regarding the business, assets or financial condition of the Company and its Subsidiaries as it may reasonably request. Each such Principal Holder shall have the right during normal business hours at reasonable intervals and upon reasonable notice to examine the books and records of the Company and its Subsidiaries, to make copies and notes therefrom, and to make an independent examination of the books and records of the Company and its Subsidiaries at the expense of such Principal Holder and in a manner that does not interfere with the business operations of the Company and its Subsidiaries.

         (f) Confidentiality. Each Stockholder will maintain the confidential nature of information obtained from the Company concerning the Company and its Subsidiaries; provided, however, that such Stockholder shall not be precluded from making disclosure regarding such information: (a) to counsel for any such Stockholder, accountants or other professional advisors on a need-to-know basis, (b) to any other Stockholder, (c) as required by law or applicable regulation (provided that the Stockholder notifies the Company in advance of any such disclosure and cooperates with the Company in minimizing the same), (d) to any Person to whom Shares are proposed to be Transferred in accordance with the provisions hereof so long as such transferee agrees to be bound by this Section 5.2(f) or
         (e) to the extent that such information has become publicly available other than as a result of the violation of this Section 5.2(f).

    5.3. Information and Reports to be Furnished to the Board of Directors. The Company and its Subsidiaries will furnish to each member of the Board of Directors of the Company the information below.

         (a) Management Letters of Accountants. As soon as available, all management letters prepared by the Company's independent certified public accountants and management's written response thereto if any.

         (b) Annual Budget. Not later than the end of each fiscal year of the Company, a proposed month-by-month operating and capital budget for the following fiscal year of the Company, including projected cash flows.

         (c) Notice of Litigation Defaults etc. Promptly, and in any event within 30 days after the Company has knowledge of such event, a Material Event Notice to each Director.

         (d) SEC Filings. Promptly, and in any event within 15 days after filing with the SEC, copies of all forms, reports, notices, proxy statements, registration statements and other documents filed with the SEC.

    5.4. Restrictive Covenants Requiring Consent of Required Holders. Without the consent of the Required Holders (except as otherwise provided below), neither the Company nor any of its Subsidiaries will:

         (a) Issuance of Senior Securities. Authorize or issue, or agree to authorize or issue, any class or series of capital stock senior to any Series of Preferred Stock with respect to dividend rights, liquidations preferences or redemption or repurchase rights.

         (b) Restrictive Agreements. Become or remain a party to, or be bound by, or agree to any amendment or modification of, any Contractual Obligation that restricts or limits the Company's right to perform its obligations under this Agreement or the Stock Purchase Agreement.

         (c) Charter Amendment etc. Without the consent of a majority of Shares of any series of Preferred Stock that is adversely affected, the Company shall not amend its Charter or By-laws if such amendment would adversely affect the rights of such series of Preferred Stock.

         (d) Merger Consolidation and Sale of Assets. Other than a merger of a wholly owned Subsidiary of the Company into the Company or another wholly owned Subsidiary of the Company, become a party to or authorize any merger or consolidation, or any agreement to sell, lease, or otherwise transfer or dispose of all or substantially all of its assets, other than sales of inventory in the normal course of business and transfers of assets among the Company and its wholly owned Subsidiaries. Notwithstanding anything to the contrary contained in this Section 5.4(d), in the event that the Required Holders approve a transaction for which their consent is required by this
    Section 5.4(d), and the transaction would result in the consideration to be received by the holders of Series D Preferred Stock of less than the internal rate of return as set forth in and calculated in accordance with Schedule C through December 31, 1997 and the internal rate of return as set forth in and calculated in accordance with Schedule C thereafter, then the consent of the holders of a majority of the Series D Preferred Stock, voting as a separate class, shall be required in order for the Company to enter into any such transaction.

         (e) Liquidation. Enter into or authorize any liquidation, dissolution or winding up.

    5.5. Restrictive Covenants Requiring Consent of Board of Directors. Without the approval of the Board of Directors, with at least a majority of the Preferred Directors voting in favor, neither the Company nor any of its Subsidiaries shall:

         (a) Distributions. Make any Distribution except (i) any Subsidiary may make Distributions to the Company or to any wholly owned Subsidiary which is its immediate parent, (ii) the Company may repurchase shares of Preferred Stock in accordance with the Company's Charter, (iii) the Company may repurchase shares of Common Stock from its employees at cost or fair market value upon termination of employment, (iv) the Company may make the repurchase contemplated in the Exchange Agreements and the Repurchase Agreement.

         (b) Amendment of Employee Plans. Amend any stock or stock option plan or other material employee benefit plan or arrangement in any material respect.

         (c) Transaction with Affiliates. Except for transactions expressly contemplated by the Related Agreement or disclosed in a schedule to the

         Purchase Agreement, effect or remain obligated with respect to any transaction with any Affiliate (other than with the Company or any wholly owned Subsidiary of the Company) or any Member of the Immediate Family of any Affiliate or amend the terms of any such permitted arrangement.

         (d) Line of Business. Not engage in any line of business other than the business of providing integrated non-hazardous solid waste management services to commercial, municipal, industrial and residential customers.

    5.6. Conduct of Business. Each of the Company and its Subsidiaries will:

         (a) Maintenance of Properties, etc. Keep its properties and assets in such repair, working order and condition, and will from time to time make such repairs, renewals, replacements, additions and improvements thereto, as its management deems reasonably necessary and appropriate, and will comply at all times in all material respects with the provisions of all material Contractual Obligations (including its Charter, Bylaws and senior bank credit facility) applicable to it so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being at the time contested in good faith by appropriate proceedings, or management considers it prudent business judgment not to comply, and will do all things necessary to preserve, renew and keep in full force and effect and in good Standing its corporate existence and authority necessary to continue its business.

         (b) Compliance with Legal Requirements. Comply in all material respects with all Legal Requirement, as in effect from time to time, applicable to it, except where compliance therewith shall at the time be contested in good faith by appropriate proceedings.

         (c) Insurance. Keep its assets which are of an insurable character insured against loss or damage by fire, explosion or other hazards which may be insured against by extended coverage in an amount sufficient to prevent it from becoming a co-insurer and in any event not less than 80% of the insurable value of the property insured, and will maintain insurance against liability to persons and property and other hazards and risks to the extent and in the manner customary in the judgment of the Board of Directors of the Company for companies in similar businesses similarly situated. All such insurance shall be provided by reputable insurers licensed to write insurance in the jurisdiction where the insured entity is located; provided, however, that the Company and its Subsidiaries may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction.

         (d) Foreign Qualification. Be qualified as a foreign corporation in each jurisdition in which it is required to qualify, except for such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect.

    5.7. Replacement of Chief Executive. Upon the death, resignation, retirement or removal of John W. Casella as Chief Executive Officer of the Company, the Required Holders shall have the right to participate in the search for, and shall approve (not to be unreasonably withheld), his replacement.

    5.8. Ownership of Subsidiary Stock. The Company shall not have any Subsidiary that is not a wholly owned Subsidiary other than Subsidiaries for which the Required Holders have provided their written consent, which may not be unreasonably withheld.

    5.9. Compliance with ERISA etc. The Company and its Subsidiaries will meet all minimum funding requirements imposed by ERISA or the Code (without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted) and will at all times comply in all material respects with all other provisions of ERISA and the Code.

    5.10. Annual Meeting. Within 180 days after the Company's annual financial statements are required to be furnished in accordance with Section 5.2(a) and on not less than 10 days prior written notice, the Company will hold an annual stockholders meeting. At such annual meeting the principal executive, financial and operation officers of the Company and its Subsidiaries will present a review of, and will discuss with those in attendance in reasonable detail, the general affairs, management, financial condition, results of operation and business prospects of the Company and its Subsidiaries.

    5.11. SBA Requirements. Each of the Company and its Subsidiaries will:

         (a) Information. Promptly furnish to the Investors that are SBICs upon request all forms that may be required to be filed with the SBA from time to time in connection with the transactions contemplated by the Related Agreement and such Investors' Ownership of Investor Securities and shall provide such Investors and the SBA with such other information and forms (including all information necessary for the Investors to prepare SBA Form 468 and an accompanying assessment of economic impact under 13 CFR ss.197.304(c)) as such Investors, in their reasonable discretion, or the SBA may from time to time request with respect to the transactions completed by this Agreement and such Investors' ownership of Investor Securities. The Company shall at all times permit any Investor that is an SBIC and, if necessary, a representative of the SBA, reasonable access to the Company's records during normal business hours upon prior notice and the Company shall provide such information as such Investor or the SBA may reasonably request in order to verify compliance with this Section 5.11, including an officer's certificate indicating such compliance.

         (b) Compliance: Rescission Right. Not engage in any discriminatory activities prohibited by 13 CFR parts 112, 113 and 117. The Company will not use directly or indirectly the proceeds of the issuance and sale of the Investor Securities for any purpose for which an SBIC is prohibited from providing funds under 13 CFR ss. 107.901. The Company shall not change its business activity in any manner which, by reason of such change in business activity, would render the Company ineligible as a "small business concern" under the Small Business Investment Act. The Company acknowledges and agrees that (a) any diversion of the proceeds from their intended use or (b) the Company's becoming ineligible as a "small business concern" by reason of a change in the Company's business activity within one year from the closing under the Purchase Agreement, shall entitle any Investor that constitutes an SBIC, upon demand, and in addition to any other remedies that may exist, to immediate rescission of the Related Agreements and repayment in full of the funds invested by it as contemplated by 13 CFR ss. 107.305 and 13 CFR ss. 107.706.

    5.12. Real Property Holding Corporation. If at any time in the future the Company or any of its Subsidiaries shall become such a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code and Treasury Regulation section 1.897-2(b), the Company shall notify each foreign Investor of such event as promptly as practicable. Within 30 days after receipt of a request from a foreign Investor, the Company shall prepare and deliver to such foreign Investor the statement required under Treasury Regulation section 1.897-2(h) and, subject to the succeeding sentence, either or both of the following documents: (a) an affidavit in conformance with the requirements of section 1445(b)(3) of the Code and the regulations thereunder or (b) a notarized statement, executed by an officer having actual knowledge of the fact, that the Shares held by such foreign Investor are of a class that is regularly traded on an established securities market, within the meaning of section 1445(b)(6) of the Code and the regulations thereunder. If the Company is unable to provide either of the documents described in clauses (a) or (b) above upon request, it shall promptly, and in any event within 30 days, notify such foreign Investor in writing of the reason for such inability. Finally, upon the request of a foreign Investor and without regard to whether either document described in clauses (a) or (b) above has been requested, the Company shall reasonably cooperate with the efforts of such foreign Investor to obtain a "qualifying statement" within the meaning of section 1445(b)(4) of the Code and the regulations thereunder or such other documents as would excuse a transferee of a foreign Investor's interest from withholding of income tax imposed pursuant to section 897(a) of the Code.

6.  RIGHTS TO PARTICIPATE IN FUTURE OFFERINGS.

    6.1. Right of First Offer. The Company shall not issue or sell any Common Stock (including securities convertible into, or options, warrants or other rights to purchase Common Stock, but excluding the shares described in Section 6.7) (collectively, the "Offered Shares") without first providing each Stockholder and each Other Stockholder the right to subscribe for its Proportionate Percentage of the Offered Shares at a price and on such other terms which are at least as favorable as the Company shall have offered or proposes to offer and which the Company shall have specified in a notice delivered to each Stockholder and each Other Stockholder (the "Proposal"); provided, however that each Stockholder and each Other Stockholder shall have the option to purchase Offered Shares for cash, regardless of the form of consideration the Company proposes. The Proposal by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Company to each Stockholder and each Other Stockholder (the "Exercise Period"). The Proposal shall also certify that the Company either (a) has received a bona fide offer from a prospective purchaser, who shall be identified in the Proposal, for consideration having a fair market value set forth in such Offer or (b) intends in good faith to offer the Offered Shares at the price and on the terms set forth in such Proposal.

    "Proportionage Percentage" means, for any Stockholder or Other Stockholder, a percentage of Offered Shares covered by the Proposal equal to (i) the number of shares of Common Stock held by such Stockholder or Other Stockholder (on an as-converted and as exercised basis) divided by (ii) the total number of shares of Common Stock outstanding at the time of delivery of the Proposal (assuming the conversion and exercise of all options, warrants, rights and shares of capital stock that are convertible into or exercisable for Common Stock).

    6.2. Notice. Notice of each Stockholder's or Other Stockholder's intention to accept the Proposal made pursuant to Section 6.1 shall be evidenced by a writing signed by such Stockholder or Other Stockholder and delivered to the Company prior to the end of the Exercise Period (the "Notice of Purchase") setting forth that portion of the Offered Shares such holder elects to purchase (the "Accepted Shares").

    6.3. Full Acceptance. In the event that all Stockholders and Other Stockholders elect to purchase all of the Offered Shares offered in the Proposal, the Company shall sell to each such holder, pursuant to Section 6.6, the number of Accepted Shares set forth in such holder's Notice of Purchase.

    6.4. Partial Acceptance. In the event that one or more Stockholders or Other Stockholders do not elect to purchase all of the Offered Shares offered in the Proposal, the Company shall sell to each holder that has so elected to purchase, pursuant to Section 6.6, the number of Accepted Shares, if any, set forth in such holder's Notice of Purchase. Stockholders or Other Stockholders may purchase any remaining shares offered in the Proposal not purchased by the other Stockholders or Other Stockholders pro rata based on their respective Proportionate Percentages, or as they may otherwise agree.

    6.5. No Fractional Shares. For the purpose of avoiding fractions as to Offered Shares, the Company may adjust upward or downward by not more than one full share the number of Offered Shares which any Stockholder or Other Stockholder would otherwise be entitled to purchase.

    6.6. Sale of Shares. No later than 30 days after the expiration of the Exercise Period, the Company shall deliver to each Stockholder and each Other Stockholder who has submitted a Notice of Purchase to the Company a notice indicating the number of Offered Shares which the Company shall sell to such holder pursuant to this Section 6 and the terms and conditions of such sale, which shall be in all respects (including, without limitation, unit price and interest rates) the same as specified in the proposal. The sale to such holders of such Offered Shares shall take place not later than 10 days after receipt of such notice.

    Any sale of Offered Shares that were not selected for purchase by the Stockholders or Other Stockholders as provided above shall take place not later than 180 days after the expiration of the Exercise Period. Such sale shall be upon terms and conditions in all respects (including, without limitation, unit price and interest rates) which are no less favorable to the Company than those set forth in the Proposal. Any refused Offered Shares not purchased as contemplated by the Proposal within the 90-day period specified above shall remain subject to this Section 6.

    6.7. Exclusion of Certain Shares. Notwithstanding any contrary provision of this Section 6, Offered Shares shall not include (i) shares of Common Stock issuable upon conversion of the Preferred Stock, (ii) shares of Common Stock issued or issuable upon exercise of the Warrants (iii) shares of Common Stock issued or issuable as a dividend or distribution by the Company, (iv) shares of capital stock issued to employees, officers or directors pursuant to options, warrants or rights outstanding on the date hereof, pursuant to plans approved by the Board of Directors or pursuant to arrangements permitted under this Agreement, (v) shares of capital stock issued as consideration for the acquisition of a business or (vi) shares of capital stock issued in a transaction or series of related transactions in which the Company receives consideration of less than $500,000 and in which the purchase price per share is not less than the then-applicable conversion price per share of the Series D Preferred Stock, provided that the aggregate amount of all such transactions shall not exceed $500,000 per year.

    6.8. Waivers. The parties hereto waive the provisions of Section 4 of the Amended and Restated Stockholders Agreement dated May 25, 1994, as amended, with respect to the offer and sale of Series D Convertible Preferred Stock of the Company, and the issuance of Series A Redeemable Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, including all notice requirements relating thereto.

7. LEGEND. Each certificate evidencing Shares shall contain the following legend:

    THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 22,1995 A COPY OF WHICH IS ON FILE IN THE OFFICES OF THE CORPORATION ON AND WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST

8. TERMINATION. This Agreement shall terminate upon the first to occur of (i) a Qualified Offering or (ii) any merger or consolidation of the Company into or with another corporation (except one in which the holders of the capital stock of the Corporation immediately prior to such merger or consolidation continue to hold, directly or indirectly, more than 50% by voting power of the capital stock of the surviving corporation), or the sale of all or substantially all the assets of the Company.

9.  GENERAL.

    9.1. Remedies. The parties shall have all remedies for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief. In the event any action or proceeding is brought in equity to enforce the same, neither the Company nor any party will urge, as a defense, that an adequate remedy at law exists.

    9.2. Notices. All notices or other communications required or permitted to be delivered hereunder shall be in writing and shall be delivered to each of the parties at their respective addresses as set forth in Schedules A or B.

    Any party to this Agreement may at any time change the address to which notice to such party shall be delivered by giving notice of such change to the other parties and such notice shall be deemed given when received by the other parties. Notices shall be deemed effectively given when personally delivered or sent to the recipient at the address set forth above by telex or a facsimile transmission, one business day after having been delivered to a receipted, nationally recognized courier, properly addressed or five business days after having been deposited into the United States mail, postage prepaid, provided, that any notice to any party outside of the United States shall be sent by telecopy and confirmed by overnight or two-day courier.

    9.3. Amendments, Waiver and Consents. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company (a) shall obtain consent thereto in writing from the Required Holders and (b) shall, in each such case, deliver copies of such consent in writing to any parties who did not execute the same.

    9.4. Binding Effect: Assignment. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. The Company shall not have the right to assign its rights or obligations hereunder or any interest herein without obtaining the prior written consent of the Required Holders. The Covered Stockholders and the Investors may assign or transfer their rights under this Agreement to the extent permitted herein and by the other agreements between the respective parties and the Company. Each of BCI, NAF and VVCF may transfer its rights to designate a member of the Board of Directors of the Company pursuant to Section 4.1 hereof so long as such transfer of rights is accompanied by a Transfer of 50% of the Warrants held by such Investor immediately after the Closing (as defined in the Purchase Agreement) after giving effect to the transactions contemplated by the Related Agreements; provided, however, that neither BCI, VVCF nor NAV may transfer any rights to designate a member of the Board of Directors to any Person in a business similar to that engaged in by the Company. The holders of Series D Preferred Stock shall cease to have the right to designate a Director pursuant to Section 4.1 at such time as a majority of the Shares of Series D Preferred Stock is owned by a Person in a business similar to that engaged in by the Company.

    9.5 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

    9.6. Entire Agreement. This Agreement and the Related Agreements constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings, whether written or oral, including without limitation, the Amended and Restated Stockholders

Agreement, dated May 25, 1994, as amended, by and among the Company and the Stockholders Party thereto.

    9.7. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

    9.8. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

    9.9. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

    The parties hereto have executed this Agreement under seal as of the date first above written.

                               CASELLA WASTE SYSTEMS, INC.


                               By _________________________
                                   Title:


                               NORWEST EQUITY PARTNERS V

                               By: Itasca Partners


                               By_________________________
                                   Title:


                               WESTON PRESIDIO CAPITAL II, L.P.

                               By: Weston Presidio Capital Management, II, L.P.
                                   Its General Partner

                               By__________________________
                                   Title:

                               BCI GROWTH III, L.P.

                               By: Teaneck Associates
                                   Its General Partner

                               By________________________
                                   Donald P. Remey
                                   General Partner


                               EDWARD V. SCHWIEBERT, TRUSTEE
                               FOR BLAKE ELIZABETH BOHLIG
                               TRUST FUND #1 U/T/A DATED
                               DECEMBER __, 1995

                               By: _____________________________
                                   Edward V. Schwiebert, Trustee

                               EDWARD V. SCHWIEBERT, TRUSTEE
                               FOR CHRISTOPHER JAMES BOHLIG
                               TRUST FUND #1 U/T/A DATED
                               DECEMBER__ 1995

                               By: ______________________________
                                   Edward V. Schwiebert, Trustee


                               HARRY R. RYAN, III, TRUSTEE
                               FOR ELIZABETH ASHLEY CASELLA
                               TRUST FUND #1 U/T/A DATED
                               DECEMBER __,1995

                               By: _______________________________
                                   Harry R. Ryan, III, Trustee


                               HARRY R. RYAN, III, TRUSTEE
                               FOR JOHN WILLIAM CASELLA, II
                               TRUST FUND #1 U/T/A DATED
                               DECEMBER__, 1995

                               By: _______________________________
                                   Harry R. Ryan, H, Trustee

                               HARRY R. RYAN, III, TRUSTEE
                               FOR LAUREN ELIZABETH CASELLA
                               TRUST FUND #1 U/T/A DATED
                               DECEMBER_,1995

                               By:
                                   ---------------------------------
                                   Harry R. Ryan, III, Trustee

                               NORTH ATLANTIC VENTURE FUND, L.P.

                               By: North Atlantic Capital Partners, L.P.
                                   Its General Partner

                               By
                                   ---------------------------------
                                   Title:


                               VERMONT VENTURE CAPITAL FUND, L.P.

                               By: Vermont Venture Capital Partners, L.P.
                                   Its General Partner

                               By
                                   ---------------------------------
                                   Title:

                               NATIONAL WASTE INDUSTRIES, INC.

                               By
                                   ---------------------------------
                                   Title:

                               FSC CORP

                               By
                                   ---------------------------------
                                   Mary J. Reilly
                                   Vice President

                               PRUDENTIAL SECURITIES INCORPORATED

                               By
                                   ---------------------------------
                                   Title:

                                   ---------------------------------
                                   Thomas S. Shattan

                               --------------------------
                               John W Casella

                               --------------------------
                               Douglas R. Casella

                               --------------------------
                               James W. Bohlig

                               --------------------------
                               Stephen W. Houghton

                               --------------------------
                               Richard H. Lindgren

                               --------------------------
                               Robert J. Lynch, Jr.

                               --------------------------
                               John F. Chapple

                               --------------------------
                               Marcia DeRosia


                               JANE O'NElLL RYAN, THOMAS R. RYAN,
                               DANIEL C. CRANE AND HARRY R. RYAN,
                               III, TRUSTEES U/T/A DATED MARCH
                               17,1994, HARRY R. RYAN, III, SETTLOR


                               By
                                   ---------------------------------
                                   Title:


                               HARRY R. RYAN, III, TRUSTEE
                               FOR MICHAEL ANTHONY CASELLA
                               TRUST FUND #1 U/T/A DATED
                               DECEMBER ___, 1995

                               By:
                                   ---------------------------------
                                   Harry R. Ryan, III, Trustee

                               HARRY R. RYAN, III, TRUSTEE
                               FOR ROBERT LIVlNGSTONE CASELLA
                               TRUST FUND #1 U/T/A DATED
                               DECEMBER __, 1995


                               By:
                                   ---------------------------------
                                   Harry R. Ryan, III, Trustee

                               HARRY R. RYAN, III, TRUSTEE
                               FOR STEPANIE LEIGH CASELLA
                               TRUST FUND #1 U/T/A
                               DATED DECEMBER __,1995


                               By:
                                   ---------------------------------
                                   Harry R. Ryan, III, Trustee

                               KAREN POTTER AND MATTHEW
                               POTTER, TRUSTEES FOR JOSEPH
                               ANTHONY CASELLA TRUST FUND
                               #1 U/T/A DATED DECEMBER ___ 1995

                               By:
                                   ---------------------------------
                                   Karen Potter, Trustee

                               By:
                                   ---------------------------------
                                   Matthew Potter, Trustee

                               KAREN POTTER AND MATTHEW
                               POTTER, TRUSTEES FOR KRISTEN
                               ANN CASELLA TRUST FUND
                               #l U/T/A DATED DECEMBER ___ 1995

                               By:
                                   ---------------------------------
                                   Karen Potter, Trustee

                               By:
                                   ---------------------------------
                                   Matthew Potter, Trustee

                      SCHEDULE A TO STOCKHOLDERS AGREEMENT
                      ------------------------------------


Management Stockholders
-----------------------

John W. Casella

Douglas R. Casella

James W. Bohlig

The Bohlig Trusts

The Casella Trusts

                      SCHEDULE B TO STOCKHOLDERS AGREEMENT


                                                         Number of Shares
Investors and Address                                   Held On Date Hereof
---------------------                                   -------------------

Weston Presidio Capital II, L.P.                                 775,370
40 William Street - Suite 300
Wellesley, MA 02181
Telephone:        (617) 237-4700
Telecopy:         (617) 237-6270



Norwest Equity Partners V                                        818,227
40 William Street - Suite 305
Wellesley, Massachusetts 02l8l-3902
Telephone:        (617) 237-5870
Telecopy:         (617) 237-6270



BCI Growth III, L.P.                                           1,635,795
Glenpoint Centre West
Teaneck, NJ 07666
Telephone:        (201) 836-3900
Telecopy:         (201) 836-6368



North Atlantic Venture Fund, L.P.                                309,972
70 Center Street
Portland, ME 04101
Telephone:        (207) 772-4470
Telecopy:         (207) 772-3257



Vermont Venture Capital Fund, L.P.                               206,648
Corporate Plaza, Suite 600
76 St. Paul Street
Burlington, VT 05401
Telephone:        (802) 658-7840
Telecopy:         (802) 658-5757

                                                          Number of Shares
Investors and Address                                   Held On Date Hereof
---------------------                                   -------------------

FSC Corp.                                                         71,429
100 Federal Street
Mail Stop 01-32-01
Boston, MA 02110
Telephone:        (617) 434-7890
Telecopy:         (617) 434-1153



Prudential Securities Incorporated                                 8,572
One New York Plaza, 18th Floor
New York, NY 10292-2018
Telephone:        (212)    778-1000
Telecopy          (212)    778-5718

Thomas S Shattan                                                   5,714
930 Park Avenue
New York, NY 10028
Telephone:        (212) 734-8218
Telecopy:         (212) 734-8218

                      SCHEDULE C TO STOCKHOLDERS AGREEMENT
                      ------------------------------------


Internal Rate of Return (as defined below) through December 31, 1997
--------------------------------------------------------------------


Internal Rate of Return after December 31, 1997
-----------------------------------------------


Calculation of Internal Rate of Return
--------------------------------------









                                       B-3